ANALYST PRESENTATION February 7, 2017 Paul B. Murphy, Jr. Chairman and CEO First Quarter 2019 Financial Results April 29, 2019 Exhibit 99.2

Disclaimers This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our results of operations, financial condition and financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Such factors include, without limitation, the “Risk Factors” referenced in our Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on May 21, 2018, and our Registration Statement on Form S-4 filed with the SEC on July 20, 2018, other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and the following factors: business and economic conditions generally and in the financial services industry, nationally and within our current and future geographic market areas; economic, market, operational, liquidity, credit and interest rate risks associated with our business; lack of seasoning in our loan portfolio; deteriorating asset quality and higher loan charge-offs; the laws and regulations applicable to our business; our ability to achieve organic loan and deposit growth and the composition of such growth; increased competition in the financial services industry, nationally, regionally or locally; our ability to maintain our historical earnings trends; our ability to raise additional capital to implement our business plan; material weaknesses in our internal control over financial reporting; systems failures or interruptions involving our information technology and telecommunications systems or third-party servicers; the composition of our management team and our ability to attract and retain key personnel; the fiscal position of the U.S. federal government and the soundness of other financial institutions; the composition of our loan portfolio, including the identify of our borrowers and the concentration of loans in energy-related industries and in our specialized industries; the portion of our loan portfolio that is comprised of participations and shared national credits; the amount of nonperforming and classified assets we hold; the possibility that the anticipated benefits of the merger with State Bank are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Cadence and State Bank do business. Cadence can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this communication, and Cadence does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law. Certain of the financial measures and ratios we present, including “efficiency ratio,” “adjusted efficiency ratio,” “adjusted noninterest expenses,” “adjusted operating revenue,” “tangible common equity ratio,” “tangible book value per share” and “return on average tangible common equity”, “adjusted return on average tangible common equity”. “adjusted return on average assets”, “adjusted diluted earnings per share” and “pre-tax, pre-provision net earnings,” are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods. These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance. A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included in the Appendix.

Earnings Net income of $58.2 million, compared to $32.3 million in 4Q18 and $38.8 million in 1Q18. Earnings per share of $0.44, ROAA of 1.34%; ROATCE(1) of 15.54%. Adjusted net income(1) and adjusted earnings per share(1) were $75.0 million and $0.57, respectively, which reflects the impact of non-routine items, primarily merger expenses. Revenue Balance Sheet Efficiency Credit Quality Operating revenue(1) of $200.0 million, up 72% from 1Q18 & up 61% from 4Q18, reflecting strong loan growth during the period as well as the impact of the State Bank acquisition. Net Interest Margin (“NIM”) was up significantly in 1Q19 to 4.21% as compared to 3.64% for 1Q18 and 3.55% for 4Q18, reflecting the impact of State Bank assets including purchase accounting accretion, combined with an increase in originated earning asset yields in 1Q19. Total period end assets of $17.5 billion, up $6.5 billion or 59% from 1Q18 and up $4.7 billion or 37% from 4Q18, reflecting the State Bank acquisition and healthy organic trends. Loans of $13.6 billion, up 36% from 4Q18 and total deposits of $14.2 billion, +33% linked quarter. Tangible common equity was $1.7 billion or a 10.1% tangible common equity ratio at 1Q19. Adj. noninterest expenses(1) were $91.4 million in 1Q19, which exclude $22 million of merger costs. Adj. efficiency ratio of 45.7%(1), improved from 50.2% in the year ago quarter, reflecting steady revenue growth and continued focus on expense discipline. Stable credit with net charge-offs of $0.6 million or 2 bps of average loans in 1Q19 compared to $0.4 million or 2 bps in 1Q18 and $0.2 million or 1 bp in 4Q18. Total NPAs to total loans, OREO and other NPAs of 0.6% as of 1Q19, declining from 0.8% in both 1Q18 and 4Q18. Allowance for credit losses was 0.77% of total loans at 1Q19. (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix. (2) Presented on a fully taxable equivalent (FTE) basis using a tax rate of 21.0% (3) Core deposits are defined as total deposits excluding brokered deposits First Quarter 2019 Highlights

First Quarter 2019 Highlights $ in millions, except per share and unless otherwise indicated (1) Favorable (Unfavorable) comparison versus prior period. YoY represents 3/31/19 vs. 3/31/18. QoQ represents 3/31/19 vs. 12/31/18. (2) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix (3) Annualized for the three month periods

Adjusted Net Income Key Profitability Metrics – Adjusted(1) Adjusted Earnings Per Share Adjusted Return on Tangible Equity $ in millions, unless otherwise indicated Adjusted Return on Assets (1) “Adjusted” figures are considered non-GAAP financial measures. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix

Historical Financial Performance 44% 62% 74% 17% 26% 74% 80% 84% 20% 16% 92% 8% 96% 4% (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix 3.71% 3.52% 3.59% 3.64% 3.66% 3.58% 3.55% 4.21% Net Interest Margin (%)

Highlights Disciplined Loan Growth $ in millions, unless otherwise indicated Broad-Based Loan Generation Loans increased $3.6 billion or 36% to $13.6 billion QoQ with the closing of State Bank on 1/1/19. Excluding the merger impact, loans increased $246 million or 2.4% reflecting continued organic demand. Cadence continues to be commercial-focused, reflecting 76% of total loans. C&I and CRE production and pipelines remain attractive with healthy commercial customer activity in our markets. (1) Period End Financials. (2) Figures do not equal 100% due to rounding. (3) Favorable (Unfavorable) comparison versus prior period. YoY represents 3/31/19 vs. 3/31/18. QoQ represents 3/31/19 vs. 12/31/18. 1Q19 Loan Breakdown and Historical Comparison

Steady Credit Quality $ in millions, unless otherwise indicated Nonperforming Assets(1) Highlights Net Charge Offs (1) NPA% represents total nonperforming assets (NPAs) to total loans and OREO and other NPAs Net-charge offs of $0.6 million in 1Q19 or 2 bps of average loans (annualized) with the largest charge off of $0.5 million related to a Technology loan that was sold at a discount during March. NPA%(1) declined to 0.6% compared to 0.8% in both 1Q18 and 4Q18. Total nonperforming assets increased $14 million from the prior year and increased $4 million from 4Q18 to $86 million. Originated portfolio delinquency (30+ days past due) of 23 bps compared to 14 bps in 4Q18, increase primarily due to one C&I credit that had an administrative issue that has since been resolved. Provision in 1Q19 of $11.2 million was driven by robust loan growth, increases in certain specifically reviewed credits in general C&I and restaurants, and some credit migration within pass rated credits as the portfolio continues to season. The allowance for credit losses was $105.0 million or 0.8% of total loans at 1Q19. The 1Q19 allowance ratio is impacted by the addition of State Bank loans that were marked due to purchase accounting and accordingly do not have a related allowance.

Highlights Targeted Core Deposit(2) Growth $ in millions, unless otherwise indicated Deposit Growth 1Q19 Deposit Breakdown and Comparison Core Deposits(2) increased $3.7 billion or 38% from prior quarter with the closing of State Bank. Organic core deposits (excluding impact of merger) declined a net ($113) million(4) or 1.2% in 1Q19 due to seasonal deposit volatility. Noninterest bearing deposits increased $756 million or 31% since 4Q18 and now make up 23% of total deposits. (1) Favorable (Unfavorable) comparison versus prior period. YoY represents 3/31/19 vs. 3/31/18. QoQ represents 3/31/19 vs. 12/31/18. (2) Core deposits are defined as total deposits excluding brokered deposits (3) Figures may not total due to rounding (4) Excludes the merged deposits from State Bank as well as $311 million of State Bank funds on deposit at Cadence as of 12/31/2018 reclassified to cash at merger. Core Deposit Geography (3/31/19)

Net Interest Margin $ in millions, unless otherwise indicated Highlights Net interest margin (tax equivalent) was 4.21% vs. 3.55% for 4Q18, reflecting the impact of the State Bank merger, combined with originated earning asset yields increasing meaningfully more than organic deposit costs. Total earning asset yields increased 57 bp to 5.52% from 4.95% in 4Q18 as the total cost of funds for 1Q19 decreased 9 bp to 1.42% compared to 1.51% for 4Q18. Originated loan yields, excluding ACI and ANCI loans, was 5.46% in 1Q19, increasing +26bp from prior quarter and +67bp from year ago period reflecting selective pricing and the Dec rate increase. Accretion for acquired non-credit impaired loans was $12.5 million in 1Q19 vs. ($0.3) million in 4Q18. Accretion for acquired credit-impaired loans was $6.3 million in the 1Q19 compared to $5.6 million in 4Q18. Total cost of deposits was 1.30% for 1Q19 vs. 1.34% for 4Q18. The merger impact reduced costs by 16 bp, partially offset by first quarter increases in deposit costs of 12 bp. NIM, Yields & Costs (1) Figures may not total due to rounding Net Interest Margin (TE) Rollforward(1)

Interest Rate Sensitivity $ in millions, unless otherwise indicated Highlights (1) Based on March 31, 2019 interest rate sensitivity modeling of instantaneous rate shock over 1-12 months (2) Cycle-to-date reflects changes since 4Q15 and incorporates the nine (9) increases in the Fed Funds rate and one-month Libor since December 16, 2015 Cumulative Betas (Cycle-to-date) Quarterly Betas The originated loan beta (excluding acquired loans) was 85% cycle-to-date(2) demonstrating the interest-sensitivity of the loan portfolio. The 1Q19 originated loan beta of 172% was impacted by the State Bank merger and lag effect on the 1-month Libor from the December 2018 increase in the Fed Funds rate. The cycle-to-date(2) total deposit beta is 41% and the total deposit beta was -16% in 1Q19 due to the impact of the merger with State Bank and continued deposit pricing discipline. Approximately 69% of the total loan portfolio is floating at 1Q19. On 2/28/19, Cadence entered into a $4.0 billion notional interest rate collar with a five-year term designed to limit the impact of interest rate sensitivity of this portfolio. Including this collar, projected 4% increase in net interest income in +100bp scenario (vs. peers of 4%) and decrease of (1)% in -100bp(1) (vs. peers of (6)%) .

Highlights Attractive Noninterest Income Platform Total Noninterest Income Composition(1) Total Noninterest Income Growth(3) $ in millions, unless otherwise indicated 1Q19 Total Noninterest Income: $ 31mm Total noninterest income of $30.7 million, +$9.7 million or 46.0% from 4Q18. Addition of State Bank customers have increased banking fees along with new revenue sources (payroll processing and insurance of $1.9 million and SBA income of $1.4 million) during first quarter 2019. The broad diversification in noninterest income is highlighted by 18% investment advisory fees, 17% service fees, 16% credit fees and 14% trust services. Assets Under Management(2) (1) Figures may not total due to rounding (2) Total Assets Under Management adjusted to exclude Escrow, Safekeeping & QSF (3) Cadence Insurance was sold to Baldwin Krystyn Sherman Partners in June 2018 Total Noninterest Income / Total Revenue 21.5% 20.6% 19.6% 16.9% 15.3%

Adjusted Net Income(1) Adjusted Net Earnings(1) Growth & Expense Management Adjusted Noninterest Expense(1) Highlights $ in millions, unless otherwise indicated 1Q19 adjusted net income(1) of $75.0 million was up $33.5 million or 81% from 4Q18, representing the merger with State Bank and strong core growth. The adjusted efficiency ratio(1) for 1Q19 of 45.7%, improved from 49.0% in 4Q18 and 50.2% in 1Q18, reflecting operating leverage and strong growth in revenue. The combination with State Bank brings additional capacity to the organization and further opportunity to consolidate operating costs and leverage balance sheet growth. Adjusted Efficiency Ratio(1) (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix

Appendix

Summary Balance Sheet – Period End $ in millions Note: Figures may not total due to rounding.

Summary Income Statement $ in millions (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix Note: Figures may not total due to rounding.

Purchase Accounting Adjustments – State Bank Merger $ in thousands Fair Value Adjustments: Represents the mark on the total balance of loans, which is comprised of a $20.3 million mark to the book balance on acquired credit impaired (“ACI”) loans and a $78.6 million mark on acquired non-credit impaired (“ANCI”) loans. Based on the expected cash flows, the ACI loans have an accretable difference of $43 million and will accrete into interest income over the expected life of the loan or pool of loans over approximately seven years. The $78.6 million mark on ANCI loans will accrete into interest income using either the effective yield or the straight-line method over the contractual lives of the loans, or approximately seven years. Represents a core deposit intangible (“CDI”) of $111.9 million and a customer list intangible of $5.1 million. The CDI and customer list intangible amortize into interest expense and noninterest expense, respectively, using an accelerated method over a ten-year period. Primarily represents $26.8 million as the fair value of unfunded loan commitments. The fair value for revolving lines and undrawn lines amortize using the straight-line method over the life of the loan, or approximately 48 months. The fair value of multi-advance loans amortizes using the effective yield method over the life of the loan, or approximately 29 months. Amortization of both of these adjustments do not begin until some or all the unfunded amount becomes funded. Represents excess of purchase price over the combined fair value adjustments.

Allowance for Credit Losses Rollforward $ in thousands Note: Figures may not total due to rounding.

Energy Loans Detail $ in millions Note: Figures may not total due to rounding. .

Non-GAAP Measures and Ratio Reconciliation $ in millions (1) Other non-routine expenses for 2Q18 were $1.1 million and included expenses related to the sale of the assets of our insurance company. This compares to $2.3 million for 1Q18, representing legal costs associated with litigation related to a pre-acquisition matter of a legacy acquired bank that has been resolved. Note: Figures may not total due to rounding.

Non-GAAP Measures and Ratio Reconciliation, continued Note: Figures may not total due to rounding. (1) Annualized for the three month periods. $ in millions, unless otherwise indicated

Non-GAAP Measures and Ratio Reconciliation, continued $ in millions, unless otherwise indicated (1) Annualized for the three month periods. (2) Other non-routine expenses for 2Q18 were $1.1 million and included expenses related to the sale of the assets of our insurance company. This compares to $2.3 million for 1Q18, representing legal costs associated with litigation related to a pre-acquisition matter of a legacy acquired bank that has been resolved. Note: Figures may not total due to rounding.